Exhibit 10.65

FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement is entered into as of June 25, 2003 (the “Amendment”), by and among COMERICA BANK - CALIFORNIA (“Bank”), MEDIA ARTS GROUP, INC. (“Media Arts”), and THOMAS KINKADE STORES, INC. (“Kinkade Stores”) (each of Media Arts and Kinkade Stores are individually referred to herein as, a “Borrower” and collectively, the “Borrowers”).

RECITALS

Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of April 15, 2002, as amended from time to time (the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.                                       Certain defined terms in Section 1.1 of the Agreement are hereby added or amended to read as follows:

‘“Borrowing Base” means an amount equal to the sum of:

(a)                                  seventy percent (70%) of Eligible Accounts before or after the Target Covenant Compliance Period and seventy-five percent (75%) of Eligible Accounts during any Target Covenant Compliance Period, in each case as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrowers, plus

(b)                                 the aggregate amount of cash which is the subject of a control agreement entered into for the benefit of Bank and which has been pledged to Bank by Borrowers (and which are subject to a “hold”) on terms acceptable to Bank (i) specifically to support Advances on the Revolving Line in the event the aggregate Credit Extensions exceed the Borrowing Base and (ii) to support Borrowers’ obligations in respect of Letters of Credit; plus

(c)                                  the aggregate amount of the advance rate (which advance rates shall be determined by Bank in Bank’s sole discretion based on Bank policy and the risk class of investments maintained by Borrowers with Comerica Securities, Inc.) permitted by Bank and Comerica Securities, Inc. on cash, funds and/or investments invested by Borrowers with Comerica Securities, Inc., which are the subject of control agreement(s) and pledge agreement(s) (and which are subject to a “hold”) entered into for the benefit of Bank; minus

(e)                                  in each case, any current amounts due and owing to Thomas Kinkade or any Affiliates of Thomas Kinkade by Borrowers under the License Agreement or otherwise; and minus

(f)                                    in each case, inventory and/or Accounts arising from the published or unpublished works, derivative works, sketches, drawings, writings, paintings, art-based home decorative accessories, collectibles, canvas and paper lithographs, vases, trays, mugs, picture frames, ornaments and other artworks and gift products based on the works of the Excluded Artists.’

‘“Responsible Officer” means each of the Chief Executive Officer, Chief Financial Officer, and the President of each Borrower.’

‘“Revolving Line” means a credit extension of up to Ten Million Dollars ($10,000,000), provided that “Revolving Line” shall mean a credit extension of up to Fifteen Million Dollars ($15,000,000) during any Target Covenant Compliance Period.’

‘“Revolving Maturity Date” means July 1, 2004.’

‘“Target Covenants” means Borrowers’ compliance, on a consolidated basis, with each of the following financial covenants and Slow Payment Account Reduction requirements (applicable to measurement dates occurring after the closing date of that certain First Amendment to Loan and Security Agreement is entered into as of June 25, 2003):

(a)                                  Minimum Quarterly Profitability.  Borrowers’ Operating Income (as defined below) shall be greater than (i) One Dollar ($1.00) by the end of each fiscal quarter ending on March 31 and June 30 of each fiscal year; and (ii) Three Million Dollars ($3,000,000) by the end of each fiscal quarter ending on September 30 and December 31 of each fiscal year.  In addition to the foregoing, Borrowers shall show a Net Income (as defined below) of greater than (A) One Dollar ($1.00) by the end of each fiscal quarter ending on March 31 and June 30 of each fiscal year, and (B) One Million Five Hundred Thousand Dollars ($1,500,000) by the end of each fiscal quarter ending on September 30 and December 31 of each fiscal year.  As used herein, “Operating Income” and “Net Income” means Borrowers’ operating income and net income, respectively, each determined in accordance with GAAP.

(b)                                 Quick Ratio.  Borrowers shall maintain, as of the last day of each fiscal quarter, a ratio of Quick Assets to Current Liabilities plus, to the extent not already included therein, all Indebtedness (including without limitation any Contingent Obligations) owing from Borrowers to Bank of at least 3.00 to 1.00.

(c)                                  Tangible Net Worth.  Borrowers shall maintain, as of the last day of each fiscal quarter, a Tangible Net Worth of greater than Sixty-Eight Million Dollars ($68,000,000).

(d)                                 Total Liabilities-Tangible Net Worth.  Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of Total Liabilities to Tangible Net Worth of not more than 0.50 to 1.00.

(e)                                  Slow Payment Account Reductions.  Borrowers’ Accounts with respect to an account debtor, ten percent (10%) of whose Accounts the account debtor has failed to pay within sixty (60) days of the due date, and Accounts relating to notes receivable resulting from receivable repayment plans, shall constitute less than ten percent (10%) of Borrowers’ total accounts receivable (including notes receivable resulting from receivable repayment plans, if any).’

2.                                       The number “$2,900,000” set forth in the defined term “Permitted Indebtedness” in Section 1.1 of the Agreement is hereby amended and replaced in its entirety to read “$1,500,000”.

3.                                       The words “each of” are hereby added following the words “Borrowers’ compliance with” and “Borrower must comply with” in the defined term “Target Covenant Compliance Period” in Section 1.1 of the Agreement.

4.                                       Section 2.1(b)(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(b)                           Letters of Credit.

(i)                                     Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued letters of credit for the account of Borrowers (each, a “Letter of Credit”

and collectively, the “Letters of Credit”) in an aggregate outstanding face amount not to exceed the lesser of the Revolving Line or the Borrowing Base minus, in each case, the aggregate amount of the outstanding Advances and the FX Reserve at any time, provided that the aggregate face amount of all outstanding Letters of Credit shall not exceed Five Million Dollars ($5,000,000).  All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form of standard application and letter of credit agreement (the “Application”), which Borrower agrees to execute, including Bank’s standard fee equal to the greater of (i) 1.50% per annum of the face amount of each Letter of Credit, which shall be prorated for any Letter of Credit issued for a partial year on the date of issuance, and (ii) Six Hundred Dollars ($600) for each Letter of Credit, provided that commercial Letters of Credit shall include any additional standard Bank fees applicable to commercial Letters of Credit.  On any drawn but unreimbursed Letter of Credit, the unreimbursed amount shall be deemed an Advance under Section 2.1(a).  Each standby Letter of Credit will have an expiration date not later than twelve (12) months from the date of issuance (but in no event later than the Revolving Maturity Date), and each commercial Letter of Credit will have an expiration date not later than ninety (90) days from the date of issuance (but in no event later than the Revolving Maturity Date).  Prior to the Revolving Maturity Date, Borrower shall secure in cash all obligations under any outstanding Letters of Credit on terms acceptable to Bank in the event that the Bank does not extend the Revolving Maturity Date in Bank’s sole discretion.”

5.                                       The words “the Minimum Account Balance requirements set forth in Section 6.9 hereof” in Section 4.4 of the Agreement are hereby deleted.

6.                                       Section 6.3(d) of the Agreement is hereby amended and replaced in its entirety to read as follows:

“(d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened in writing against Borrower or any Subsidiary and any legal actions initiated by Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Five Hundred Thousand Dollars ($500,000) or more;”

7.                                       The second paragraph in Section 6.3 of the Agreement is hereby amended and replaced in its entirety to read as follows:

“Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable and accounts payable, each in form and substance acceptable to Bank, within twenty (20) days after the last day of each month; provided, however, that at any time during which the aggregate Credit Extensions are greater than or equal to $500,000, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable, each in form and substance acceptable to Bank, within one (1) day after the last day of each week.”

8.                                       The fourth paragraph in Section 6.3 of the Agreement is hereby amended and replaced in its entirety to read as follows:

“Bank shall have a right from time to time hereafter to audit Borrower’s Accounts and appraise Collateral at Borrower’s expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.”

9.                                       Section 6.7 of the Agreement is hereby is hereby amended and replaced in its entirety to read as follows:

“6.7                           Accounts and Banking Relationships.  Borrower shall maintain and shall cause each of its Subsidiaries to maintain its primary depository, operating and investment accounts with Bank and/or Comerica Securities, Inc., including a minimum of forty percent (40%) of the aggregate amount of all of Borrower’s cash and investments.  Borrower may open and maintain depository, operating and investment accounts with a Person other than Bank and/or Comerica Securities, Inc. provided that as a condition precedent to the inclusion in the Borrowing Base of any amounts held in any depository, operating and investment accounts that are opened and/or maintained with a Person other than Bank and/or Comerica Securities, Inc. any such accounts shall be subject to the terms of a control agreement executed by Borrower and such Person for the benefit of Bank which agreement shall be acceptable to Bank in Bank’s sole discretion.  Borrower may open and maintain that certain payroll account number                                         with Bank of America provided that the aggregate amount maintained in that account shall not exceed $500,000 at any time.  The value of Borrower’s cash and investments maintained in such accounts with Persons other than Bank or Comerica Securities, Inc. shall not exceed sixty percent (60%) of the aggregate amount of all of Borrower’s cash and investments.”

10.                                 Paragraphs (i), (ii) and (iii) of Section 6.8 of the Agreement is hereby are hereby amended and replaced in their entirety (applicable to measurement dates occurring after the closing date of that certain First Amendment to Loan and Security Agreement is entered into as of June 25, 2003) to read as follows:

“(i)                                     Maximum Operating Losses and Minimum Operating Income.  Borrowers’ Cumulative Operating Losses (as defined below) shall be less than Eleven Million Five Hundred Thousand Dollars ($11,500,000) for the six months ending June 30 of each fiscal year.  In addition to the foregoing, Borrowers shall have an Operating Income (as defined below) of greater than (a) One Dollar ($1.00) by the end of each fiscal quarter ending September 30 and December 31 of each fiscal year; and (B) One Dollar ($1.00) by the end of each fiscal year.  As used herein, “Cumulative Operating Losses” means the sum of Borrowers’ monthly operating losses (including all deductions from revenue, determined in accordance with GAAP), measured from January 1 of each fiscal year through the applicable date of measurement.  As used herein, “Operating Income” means Borrowers’ operating income determined in accordance with GAAP.”

(ii)                                        Quick Ratio.  Borrowers shall maintain, as of the last day of each fiscal quarter, a Quick Ratio of at least 1.80 to 1.00.  As used herein, “Quick Ratio” means ratio of Quick Assets to Current Liabilities plus, to the extent not already included therein, all Indebtedness (including without limitation any Contingent Obligations) owing from Borrower to Bank.

(iii)                                     Tangible Net Worth.  Borrowers shall maintain, as of the last day of each fiscal quarter, a Tangible Net Worth of greater than Fifty-Seven Million Dollars ($57,000,000) (the “Initial Minimum Tangible Net Worth”).  The Initial Minimum Tangible Net Worth of Borrowers shall be increased by an amount equal to forty percent (40%) of Borrowers’ net income in each fiscal quarter (but shall not be reduced by the amount of any net losses).”

11.                                 Section 6.9 of the Agreement is hereby is hereby deleted in its entirety.

12.                                 The Exhibit D (Compliance Certificate) attached to the Agreement is hereby amended and replaced in its entirety with the Exhibit D (Compliance Certificate) attached hereto, which is hereby incorporated therein by this reference.

13.                                 The Annex A attached to the Compliance Certificate is hereby amended and replaced in its entirety with the Annex A to the Compliance Certificate attached hereto, which is hereby incorporated therein by this reference.

14.                                 Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrowers ratify and reaffirm the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

15.                                 Borrowers represents and warrant that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

16.                                 This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

17.                                 As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)                                  this Amendment, duly executed by the Borrowers;

(b)                                 an amount equal to any Bank Expenses incurred through the date of this Amendment; and

(c)                                  such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

MEDIA ARTS GROUP, INC.

By:	/s/ Herbert D. Montgomery

Title:	Exec. V.P. & CFO

Name:	Herbert D. Montgomery

THOMAS KINKADE STORES, INC.

By:	/s/ Herbert D. Montgomery

Title:	Exec. V.P. & CFO

Name:	Herbert D. Montgomery

COMERICA BANK - CALIFORNIA

By:	/s/ Kathy Rosner-Galitz

Title:	First Vice President

Name:	Kathy Rosner-Galitz

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:                            COMERICA BANK-CALIFORNIA

FROM:         MEDIA ARTS GROUP, INC. and THOMAS KINKADE STORES, INC.

The undersigned authorized officer hereby certifies on behalf of MEDIA ARTS GROUP, INC. and THOMAS KINKADE STORES, INC. that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the “Agreement”), (i) Borrowers are in complete compliance for the period ending                                with all required covenants except as noted below and (ii) all representations and warranties of Borrowers stated in the Agreement are true and correct as of the date hereof.  Attached herewith are the required documents supporting the above certification.  The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly financial statements	Quarterly within 30 days	Yes	No
Annual (CPA Audited)	FYE within 120 days	Yes	No
10-K and 10-Q	When filed with S.E.C.	Yes	No
A/R & A/P Agings, Borrowing Base Cert.	Monthly within 20 days (Weekly within 1 day if aggregate Credit Extensions are greater than or equal to $500,000)	Yes	No
A/R and Collateral Audit	Initial and Semi-Annual	Yes	No
IP Report	Quarterly within 30 days	Yes	No
Total amount of Borrowers’ cash and investments	Amount: $	Yes	No
(a) Total amount of Borrowers’ cash and investments maintained with Bank and/or Comerica Securities, Inc.	Amount: $ (Minimum 40%)	Yes	No
(b) Total amount of Borrowers’ cash and investments maintained with Persons other than Bank and/or Comerica Securities, Inc.	Amount: $ (Maximum 60%)	Yes	No

Financial Covenant	Required	Actual	Complies

Maintain on a Quarterly Basis:
Minimum Quick Ratio	1.80:1.00 *A	:1.00	Yes	No
Maximum Total Liabilities to TNW	0.75 :1.00 *B	:1.00	Yes	No
Tangible Net Worth	$57,000,000 *C	$	Yes	No

Maximum Cumulative Operating Losses	Less than $11,500,000 for six months ending June 30 of each fiscal year *D	$	Yes	No
Minimum Operating Income	At least $1.00 for each Q3 and Q4 of each fiscal year *E	$	Yes	No

	At least $1.00 for each fiscal year end	$	Yes	No

1

*  See Annex A attached hereto.

Comments Regarding Exceptions:  See Attached.

BANK USE ONLY

Received by:
Sincerely,		AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE (Chief Executive Officer/Chief Financial Officer)		AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status	Yes	No

DATE

2

ANNEX A

A.                                   Target Covenant for Quick Ratio is 3.0 to 1.00.

B.                                     The Target Covenant for Total Liabilities to TNW is 0.50 to 1.00.

C.                                     The initial stated Tangible Net Worth of $57,000,000 shall be increased by an amount equal to forty percent (40%) of Borrowers’ net income in each fiscal quarter (but shall not be reduced by the amount of any net losses).  The Target Covenant for Tangible Net Worth is $68,000,000.

D.                                    The Target Covenant for Operating Income is an amount greater than $1.00 for each of Q1 and Q2 of each fiscal year and an amount greater than $3,000,000 for each of Q3 and Q4 of each fiscal year.

E.                                      The Target Covenant for Net Income is an amount greater than $1.00 for each of Q1 and Q2 of each fiscal year and an amount greater than $1,500,000 for each of Q3 and Q4 of each fiscal year.

3